Exhibit 99.1

Inspire Medical Systems, Inc. Announces Preliminary Results for the Fourth Quarter and Full Year 2024 and Provides Initial 2025 Revenue Guidance

Inspire Reports Year-over-Year Revenue Growth of 25% for the Fourth Quarter and 28% for the Full Year 2024

MINNEAPOLIS, MN - January 13, 2025 - Inspire Medical Systems, Inc. (NYSE: INSP) (“Inspire”, or the “Company”), a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea, today announced certain preliminary, unaudited results for the fourth quarter and full year ended December 31, 2024, and provided its initial full year 2025 revenue guidance.

Preliminary, Unaudited Fourth Quarter and Full Year 2024 Revenue and Recent Business Highlights

•Revenue for the fourth quarter of 2024 is anticipated to be in the range of $239.5 million to $239.7 million, an approximately 25% increase over the same quarter of 2023
•Revenue for full year 2024 is anticipated to be in the range of $802.6 million to $802.8 million, an approximately 28% increase over full year 2023
•Activated 72 new centers in the U.S. in the fourth quarter of 2024, bringing the total to 1,435 U.S. medical centers implanting Inspire therapy
•Created 12 new sales territories in the U.S. in the fourth quarter of 2024, bringing the total to 335 U.S. sales territories
•Initiated the soft launch of the Inspire V neurostimulator with over 40 implants completed in Singapore and the U.S.
•Implemented a new organizational structure intended to drive continued growth

Initial Full Year 2025 Revenue Guidance

•Revenue for full year 2025 is anticipated to be in the range of $940 million to $955 million, a 17% to 19% increase over full year 2024

“We are very pleased with our strong preliminary revenue performance in the fourth quarter as the team executed exceptionally well and finished the year with significant momentum,” said Tim Herbert, Chairman and Chief Executive Officer of Inspire Medical Systems. “We are also excited to announce the first implants of the new Inspire V neurostimulation system, and a new organizational structure intended to further fuel our continued growth, including the expansion of our leadership team with the hiring of a new Chief Manufacturing and Quality Officer.”

The company announced the appointment of Jason Kelly as its new Chief Manufacturing and Quality Officer effective January 20, 2025. Mr. Kelly comes to Inspire following 10 years at Stryker Corporation most recently in Division Operations Leadership in Kalamazoo, Michigan, and including Advanced Operations in Cork, Ireland. We believe his experience and leadership will provide the skills to lead our Supply Chain, Quality Assurance and Regulatory Operations teams. Mr. Kelly will relocate to Minnesota.

To fuel our continued growth and advance the adoption of Inspire therapy, the Company implemented the following organizational changes:

Carlton Weatherby will step into the expanded role of Chief Strategy and Growth Officer and lead the U.S. Sales, Marketing, and Strategy teams. Mr. Weatherby joined Inspire in July 2023 as Chief Strategy Officer and has worked closely with the sales organization to help refine the Company’s commercial strategy and identify unexploited opportunities for growth. He has 20 years of experience in MedTech, and previously led a $2B+ business with a

1,000+ person U.S. salesforce within Medtronic before joining Inspire. He quickly established a strong understanding of Inspire’s end market, a deep appreciation for the business fundamentals, and trusting relationships with core customers and key opinion leaders.

Randy Ban will transition from the role of Chief Commercial Officer to a newly created role of EVP, Patient Access and Therapy Development. In this role, Mr. Ban will lead the Patient Access and Therapy Development team, a new team at Inspire tasked with enhancing patient outcomes and patient access to Inspire therapy, increasing focus on research and clinical evidence development, and leading our key opinion leader communications and medical society relationships. Mr. Ban has been with Inspire since 2008 and is ideally suited for this critical new role and its potential to further advance Inspire therapy adoption.

Ivan Lubogo will transition from the role of SVP U.S. Sales to the newly created role of SVP, Strategic Sales. In this role, Mr. Lubogo will lead a new team focused on Integrated Delivery Networks (IDNs), strategic accounts, and Ambulatory Surgical Centers (ASCs). Mr. Lubogo joined Inspire in 2011 and made immediate contributions to the landmark Inspire STAR clinical trial and helped to build and lead the U.S. field team that generated best in class revenue growth while producing strong patient outcomes.

Joe Sander will be promoted to the role of SVP U.S. Sales. Mr. Sander currently leads the Inspire field team for the Eastern half of the U.S. He joined Inspire in 2014 just prior to the U.S. FDA commercial approval as Area Vice President, and was instrumental in forming the Inspire U.S. commercial team and establishing a customer-focused sales model. Prior to Inspire, Mr. Sander gained his commercial expertise with over 20 years in sales management at both Boston Scientific Corporation and GlaxoSmithKline.

Finally, Dr. Charisse Sparks, Chief Medical Officer, left Inspire at the beginning of the year to continue on her intended career journey of mentoring and developing others through Board service.

“The addition of our new Chief Manufacturing and Quality Officer along with the focused direction of our senior leadership team places the Company in a strong position to continue the growth in therapy adoption of Inspire therapy and to deliver strong value to all of our stakeholders,” concluded Mr. Herbert.

The preliminary, unaudited revenue results described in this press release are estimates only and are subject to revision until Inspire reports its full financial results for 2024 in its Annual Report on Form 10-K.

Inspire previously announced its participation in the 43rd Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco, CA, including a formal company presentation at 8:15 a.m. P.T. on Monday, January 13, 2025.

About Inspire Medical Systems

Inspire is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA, EU MDR and PDMA-approved neurostimulation technology of its kind that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding our preliminary, unaudited fourth quarter and full year results for fiscal 2024, our expectations regarding full year 2025 financial outlook, and our strategy and investments to grow and scale our business, including our new organizational structure. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, estimates regarding the annual total addressable market for our Inspire therapy in the U.S. and our market opportunity outside the U.S.; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; commercial success and market acceptance of our Inspire therapy; the impact of macroeconomic trends; general and international economic, political, and other risks, including currency, inflation, stock market fluctuations and the uncertain economic environment; challenges experienced by patients in obtaining prior authorization, our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies and technologies in our industry; our ability to enhance our Inspire system, expand our indications and develop and commercialize additional products; our business model and strategic plans for our products, technologies and business, including our implementation thereof; our ability to accurately forecast customer demand for our Inspire system and manage our inventory; the impact of glucagon-like peptide 1 class of drugs on demand for our Inspire therapy; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to increase the number of active medical centers implanting Inspire therapy; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; risks related to information technology and cybersecurity; risk of damage to or interruptions at our facilities; our ability to commercialize or obtain regulatory approvals for our Inspire therapy and system, or the effect of delays in commercializing or obtaining regulatory approvals; FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets; and the timing or likelihood of regulatory filings and approvals. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Investor & Media Contact
Ezgi Yagci
Vice President, Investor Relations
ezgiyagci@inspiresleep.com
617-549-2443